Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited
June 30, 2013

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Dispositions	22
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land
Equity Research Coverage	2	& Pre-Construction Summary	23
Selected Financial Summary Data	3	Summary of Construction Projects	24
Selected Portfolio Data	4	Summary of Redevelopment Projects	25
		Summary of Land Held and Pre-Construction	26
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5	CAPITALIZATION:	Section V
Consolidated Statements of Operations	6-7	Quarterly Common Equity Analysis	27
Consolidated Statements of FFO	8-9	Quarterly Preferred Equity and Total Market Capitalization Analysis	28
Consolidated Reconciliations of AFFO	10	Dividend Analysis	29
		Debt Analysis	30-32
PORTFOLIO INFORMATION:	Section III	Debt Maturity Schedule	33
Consolidated Office Properties by Region	11	Consolidated Joint Ventures	34
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Unstabilized Office Properties	13	RECONCILIATIONS & DEFINITIONS:	Section VI
Real Estate Revenues & NOI from Real Estate Operations by Segment	14	Supplementary Reconciliations of Non-GAAP Measures	35-37
Same Office Properties Average Occupancy Rates by Region	15	Definitions	38-42
Same Office Property Real Estate Revenues & NOI by Region	16
Office Leasing	17-18
Office Lease Expiration Analysis	19-20
Top 20 Office Tenants	21

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2013 RESULTS

COLUMBIA, MD July 26, 2013 - Corporate Office Properties Trust (COPT or the Company) (NYSE: OFC) announced financial and operating results for the second quarter ended June 30, 2013.

“We had a strong second quarter and are on-track to exceed our leasing objectives for the year,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “In light of the sequestration cuts kicking in on March 1 of this calendar year, we are particularly pleased with the strong level of development leasing we have achieved,” he added.

Results:
Diluted earnings per share (EPS) was ($0.16) for the quarter ended June 30, 2013 as compared to $0.10 in the second quarter of 2012. Diluted funds from operations per share (FFOPS), as adjusted for comparability, was $0.52 for the second quarter ended June 30, 2013, which represented a 3.7% decrease from the $0.54 reported for the second quarter of 2012. Adjustments for comparability encompass items such as acquisition costs, impairment losses and gains on non-operating properties, gains (losses) on early extinguishment of debt, derivative losses and write-offs of original issuance costs for redeemed preferred stock. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT’s definition, FFOPS for the second quarter of 2013 was $0.25 versus $0.54 reported in the second quarter of 2012.

Operating Performance:
Portfolio Summary - At June 30, 2013, the Company’s consolidated portfolio of 210 operating office properties totaled 19.0 million square feet. The weighted average remaining lease term for the portfolio was 4.3 years and the average rental rate (including tenant reimbursements) was $28.21 per square foot. The Company’s consolidated portfolio was 88.2% occupied and 90.0% leased as of June 30, 2013.

Same Office Performance - The Company’s same office portfolio excludes properties identified for eventual sale, including those in its Strategic Reallocation Plan. For the quarter ended June 30, 2013, COPT’s same office portfolio represents 86% of the rentable square feet of the portfolio and consists of 182 properties.

For the second quarter ended June 30, 2013, the Company’s same office property cash NOI, excluding gross lease termination fees, increased 1.6% as compared to the second quarter ended 2012. Including gross lease termination fees, same office property cash NOI for the second quarter ended June 30, 2013 increased 3.5% over the same period in 2012. The Company’s same office portfolio occupancy was 89.4% at the end of the second quarter of 2013, up 20 basis points from March 31, 2013.

i

Leasing - COPT completed a total of 1.1 million square feet of leasing for the quarter ended June 30, 2013. During this same period, the Company’s renewal rate was 80%, which is above the Company’s historical average of 65%-70%. Consistent with expectations, for the quarter ended June 30, 2013, total rent on renewed space increased 6.2% on a GAAP basis and decreased 2.2% on a cash basis.

Investment Activity:
Construction - At June 30, 2013, the Company had 11 properties totaling 1.5 million square feet under construction for a total projected cost of $313.5 million, of which $187.1 million had been incurred. As of the same date, COPT had one 183,400-square foot property under redevelopment for a total projected cost of $32.4 million, of which $25.7 million has been incurred. As of June 30, 2013, the Company’s 11 properties under construction, on average, were 74% pre-leased, and its redevelopment property was 61% pre-leased.

Dispositions - In the second quarter of 2013, COPT sold one vacant property and land for $10.4 million. The property contained a total of 103,000 square feet.

Balance Sheet and Capital Transactions:
As of June 30, 2013, the Company had a total market capitalization of $4.6 billion, with $2.1 billion in debt outstanding, equating to a 45.1% debt-to-total market capitalization ratio. Also, the Company’s weighted average interest rate was 4.4% for the quarter ended June 30, 2013 and 80% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

During the quarter, the Company announced that it received investment grade corporate ratings with stable outlooks from each of the three major U.S. ratings agencies. COPT received a BBB- rating from Fitch Ratings, a Baa3 rating from Moody’s Investors Service and a BBB- rating from Standard & Poor’s Ratings Services.

Also during the quarter, the Company redeemed all of its 3,390,000 outstanding 7.625% Series J Cumulative Redeemable Preferred Shares, at a price of $25 per share.

In May, the Company issued $350 million of 3.60% senior unsecured notes due May 15, 2023 at a price equal to 99.816% of the principal amount.

Also in May, the Company commenced a cash tender offer for any and all of the $186,273,000 outstanding principal amount of the 4.25% Exchangeable Senior Notes due on April 15, 2030. In June, the Company completed its tender offer for 99.7% of the Operating Partnership’s 4.25% Exchangeable Senior Notes due on April 15, 2030.

2013 FFO Guidance:
Management is increasing its previously issued guidance for 2013 FFOPS, as adjusted for comparability, from the prior range of between $1.83 and $1.93 to a new range of between $1.92 and $1.97. The Company is establishing third quarter 2013 guidance of FFOPS, as adjusted for comparability, of between $0.47 and $0.49. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending September 30, 2013 and the year ending December 31, 2013 is provided, as follows:

	Quarter Ending		Year Ending
	September 30, 2013		December 31, 2013
	Low	High	Low	High
EPS	$0.15	$0.17	$0.21	$0.26
Real estate depreciation and amortization	0.32	0.32	1.31	1.31
Impairments and exit costs on previously depreciated properties	—	—	0.10	0.10
FFOPS, NAREIT definition	0.47	0.49	1.62	1.67
Net losses on early extinguishment of debt	—	—	0.30	0.30
Gains on sales of non-operating properties	—	—	(0.03)	(0.03)
Issuance costs of redeemed preferred shares	—	—	0.03	0.03
FFOPS, as adjusted for comparability	$0.47	$0.49	$1.92	$1.97

Conference Call Information:
Management will discuss second quarter 2013 earnings results, as well as its 2013 guidance, on its conference call on July 26, 2013 at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date:    Friday, July 26, 2013 at 6:00 a.m. Eastern Time

Conference Call Date:     Friday, July 26, 2013

Time:     12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)    888-679-8018

Telephone Number: (outside the U.S.)    617-213-4845

Passcode:    20403800

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PTJMMLFPY

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, July 26 at 1:00 p.m. Eastern Time through Friday, August 9 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010; to access the replay outside the United States, please call 617-801-6888. The replay passcode for both numbers is 36959168.

The conference calls will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
Please refer to the information furnished with our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of whom are engaged in defense information technology and national security-related activities. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of June 30, 2013, the Company’s consolidated portfolio consisted of 210 office properties totaling 19.0 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company's ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*	the Company's ability to sell properties included in its Strategic Reallocation Plan;

*
risks of investing through joint venture structures, including risks that the Company's joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company's objectives;

*
changes in the Company's plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company's ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company's filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Real estate revenues	$119,729	$110,669	$236,087	$220,869
Construction contract and other service revenues	20,795	16,995	35,057	38,529
Total revenues	140,524	127,664	271,144	259,398
Expenses
Property operating expenses	43,408	39,441	85,927	80,628
Depreciation and amortization associated with real estate operations	28,866	28,295	57,029	56,029
Construction contract and other service expenses	19,382	16,285	32,859	36,892
Impairment recoveries	—	—	—	(4,836)
General and administrative expenses	4,992	7,741	10,976	15,469
Leasing expenses	1,591	1,110	3,427	2,951
Business development expenses and land carry costs	1,327	1,298	2,686	2,874
Total operating expenses	99,566	94,170	192,904	190,007
Operating income	40,958	33,494	78,240	69,391
Interest expense	(23,302)	(24,239)	(45,609)	(48,670)
Interest and other income	2,006	840	2,952	2,057
Loss on early extinguishment of debt	(21,470)	(169)	(26,654)	(169)
(Loss) income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	(1,808)	9,926	8,929	22,609
Equity in income (loss) of unconsolidated entities	126	(187)	167	(276)
Income tax expense	(21)	(17)	(37)	(221)
(Loss) income from continuing operations	(1,703)	9,722	9,059	22,112
Discontinued operations	(3,031)	2,118	(870)	(37)
(Loss) income before gain on sales of real estate	(4,734)	11,840	8,189	22,075
Gain on sales of real estate, net of income taxes	329	21	2,683	21
Net (loss) income	(4,405)	11,861	10,872	22,096
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	671	(422)	242	(795)
Preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Other consolidated entities	(1,466)	31	(1,129)	629
Net (loss) income attributable to COPT	(5,365)	11,305	9,655	21,600
Preferred share dividends	(4,885)	(4,167)	(10,991)	(8,192)
Issuance costs associated with redeemed preferred shares	(2,904)	—	(2,904)	—
Net (loss) income attributable to COPT common shareholders	$(13,154)	$7,138	$(4,240)	$13,408

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(13,154)	$7,138	$(4,240)	$13,408
Dilutive effect of common units in the Operating Partnership	(671)	—	(242)	—
Amount allocable to restricted shares	(102)	(105)	(220)	(246)
Numerator for diluted EPS	$(13,927)	$7,033	$(4,702)	$13,162

Denominator:
Weighted average common shares - basic	85,425	71,624	83,422	71,541
Dilutive effect of common units in the Operating Partnership	3,801	—	3,847	—
Dilutive effect of share-based compensation awards	—	25	—	35
Weighted average common shares - diluted	89,226	71,649	87,269	71,576
Diluted EPS	$(0.16)	$0.10	$(0.05)	$0.18

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net (loss) income	$(4,405)	$11,861	$10,872	$22,096
Real estate-related depreciation and amortization	28,935	31,666	57,187	62,753
Impairment losses on previously depreciated operating properties	7,195	2,354	9,052	14,187
Gain on sales of previously depreciated operating properties	—	115	—	(4,023)
Depreciation and amortization on unconsolidated real estate entities	—	119	—	233
Funds from operations (“FFO”)	31,725	46,115	77,111	95,246
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(1,270)	(420)	(1,997)	(680)
Preferred share dividends	(4,885)	(4,167)	(10,991)	(8,192)
Issuance costs associated with redeemed preferred shares	(2,904)	—	(2,904)	—
Basic and diluted FFO allocable to restricted shares	(89)	(220)	(272)	(514)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	22,412	41,143	60,617	85,530
Operating property acquisition costs	—	7	—	7
Gain on sales of non-operating properties	(329)	(33)	(2,683)	(33)
Impairment recoveries on non-operating properties	—	—	—	(5,246)
Income tax expense on impairment recoveries on non-operating properties	—	—	—	673
Loss on early extinguishment of debt	21,470	171	26,654	171
Issuance costs associated with redeemed preferred shares	2,904	—	2,904	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	46,457	41,288	87,492	81,102
Straight line rent adjustments	(2,011)	(1,857)	(5,844)	(4,036)
Amortization of intangibles included in net operating income	172	218	349	408
Share-based compensation, net of amounts capitalized	1,647	3,157	3,296	6,559
Amortization of deferred financing costs	1,443	1,597	2,971	3,169
Amortization of net debt discounts, net of amounts capitalized	556	682	1,184	1,345
Amortization of settled debt hedges	15	15	30	31
Recurring capital expenditures	(5,862)	(6,074)	(11,170)	(7,949)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$42,417	$39,026	$78,308	$80,629
Diluted FFO per share	$0.25	$0.54	$0.69	$1.13
Diluted FFO per share, as adjusted for comparability	$0.52	$0.54	$1.00	$1.07
Dividends/distributions per common share/unit	$0.2750	$0.2750	$0.5500	$0.5500

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2013	December 31, 2012
Balance Sheet Data
Properties, net of accumulated depreciation	$3,211,304	$3,163,044
Total assets	3,699,635	3,653,759
Debt, net	2,093,106	2,019,168
Total liabilities	2,257,777	2,206,962
Redeemable noncontrolling interest	15,571	10,298
Equity	1,426,287	1,436,499
Debt to adjusted book	46.4%	45.8%
Debt to total market capitalization	45.1%	45.0%

Consolidated Property Data (as of period end)
Number of operating properties	210	208
Total net rentable square feet owned (in thousands)	19,037	18,831
Occupancy %	88.2%	87.8%
Leased %	90.0%	89.2%

Reconciliation of total assets to denominator for debt to adjusted book
Total assets	$3,699,635	$3,653,759
Accumulated depreciation	597,783	555,975
Accumulated depreciation included in assets held for sale	12,201	12,201
Accumulated amortization of real estate intangibles and deferred leasing costs	189,330	181,834
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,216	9,199
Denominator for debt to adjusted book	$4,508,165	$4,412,968

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2013		2012		2013		2012
Payout ratios
Diluted FFO	110.0%		51.0%		81.3%		49.1%
Diluted FFO, as adjusted for comparability	53.1%		50.8%		56.3%		51.7%
Diluted AFFO	58.1%		53.8%		62.9%		52.1%
Adjusted EBITDA interest coverage ratio	3.5	x	3.2	x	3.5	x	3.1	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.7	x	2.8	x	2.6	x
Debt to Adjusted EBITDA ratio (1)	6.9	x	7.6	x	7.1	x	7.7	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	89,226		71,649		87,269		71,576
Weighted average common units	—		4,255		—		4,267
Anti-dilutive EPS effect of share-based compensation awards	96		—		74		—
Denominator for diluted FFO per share	89,322		75,904		87,343		75,843

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$31,725		$46,115		$77,111		$95,246
Gain on sales of non-operating properties	(329)		(33)		(2,683)		(33)
Impairment recoveries on non-operating properties, net of associated tax	—		—		—		(4,573)
Operating property acquisition costs	—		7		—		7
Loss on early extinguishment of debt, continuing and discontinued operations	21,470		171		26,654		171
Issuance costs associated with redemption of preferred shares	2,904		—		2,904		—
FFO, as adjusted for comparability	$55,770		$46,260		$103,986		$90,818

(1) Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$23,604	$19,809	$47,198	$39,628
Common unit distributions	1,042	1,168	2,092	2,341
Dividends and distributions for payout ratios	$24,646	$20,977	$49,290	$41,969

Reconciliation of GAAP net (loss) income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net (loss) income	$(4,405)	$11,861	$10,872	$22,096
Interest expense on continuing operations	23,302	24,239	45,609	48,670
Interest expense on discontinued operations	67	736	131	1,980
Income tax expense	21	17	37	221
Real estate-related depreciation and amortization	28,935	31,666	57,187	62,753
Depreciation of furniture, fixtures and equipment	527	629	1,057	1,247
Impairment losses	7,195	2,354	9,052	8,941
Loss on early extinguishment of debt on continuing and discontinued operations	21,470	171	26,654	171
Gain on sales of operating properties	—	115	—	(4,023)
Gain on sales of non-operational properties	(329)	(33)	(2,683)	(33)
Net gain on investments in unconsolidated entities included in interest and other income	(961)	(66)	(1,021)	(516)
Operating property acquisition costs	—	7	—	7
Adjusted EBITDA	$75,822	$71,696	$146,895	$141,514

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$23,302	$24,239	$45,609	$48,670
Interest expense from discontinued operations	67	736	131	1,980
Less: Amortization of deferred financing costs	(1,443)	(1,597)	(2,971)	(3,169)
Less: Amortization of net debt discount, net of amounts capitalized	(556)	(682)	(1,184)	(1,345)
Denominator for interest coverage-Adjusted EBITDA	21,370	22,696	41,585	46,136
Preferred share dividends	4,885	4,167	10,991	8,192
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$26,420	$27,028	$52,906	$54,658

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$3,798	$2,663	$6,089	$3,329
Building improvements on operating properties	2,538	1,296	4,138	2,167
Leasing costs for operating properties	1,185	2,863	2,854	4,162
Less: Nonrecurring tenant improvements and incentives on operating properties	(23)	(97)	(8)	(658)
Less: Nonrecurring building improvements on operating properties	(1,580)	(572)	(1,847)	(979)
Less: Nonrecurring leasing costs for operating properties	(50)	(79)	(50)	(79)
Add: Recurring capital expenditures on operating properties held through joint ventures	(6)	—	(6)	7
Recurring capital expenditures	$5,862	$6,074	$11,170	$7,949

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$70,620	$68,827	$139,842	$135,924
Less: Straight-line rent adjustments	(520)	(1,128)	(1,828)	(3,362)
Less: Amortization of deferred market rental revenue	(35)	(38)	(65)	(100)
Add: Amortization of above-market cost arrangements	319	371	638	724
Same office property cash net operating income	70,384	68,032	138,587	133,186
Less: Lease termination fees, gross	(1,681)	(400)	(2,877)	(934)
Same office property cash net operating income, excluding gross lease termination fees	$68,703	$67,632	$135,710	$132,252

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). As of June 30, 2013, COPT derived 70% of its office property annualized rental revenue from strategic tenant properties. Strategic tenant properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. As of June 30, 2013, 81% of the Company’s square footage was located in the Greater Washington, DC/Baltimore region. As of June 30, 2013, COPT’s operating portfolio of 210 office properties encompassed 19.0 million square feet and was 90.0% leased. As of the same date, COPT also owned one wholesale data center that was 24% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch); Baa3 (Moody’s); and BBB- (S&P)

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; our ability to sell properties included in our Strategic Reallocation Plan; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Josh Attie	212-816-7685	joshua.attie@citi.com
Cowen and Company	Jim Sullivan	646-562-1380	james.sullivan@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Morningstar	Todd Lukasik	303-688-7418	todd.lukasik@morningstar.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors and Macquarie Securities, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Six Months Ended
SUMMARY OF RESULTS	6/30/13		3/31/13		12/31/12		9/30/12		6/30/12		6/30/13		6/30/12
Same Office NOI	$70,620		$69,222		$67,646		$69,325		$68,827		$139,842		$135,924
NOI from real estate operations	$80,621		$78,011		$76,122		$77,565		$79,920		$158,632		$158,678
Adjusted EBITDA	$75,822		$71,073		$70,178		$72,042		$71,696		$146,895		$141,514
Net (loss) income attributable to COPT common shareholders	$(13,154)		$8,914		$12,433		$(27,535)		$7,138		$(4,240)		$13,408
FFO - per NAREIT	$31,725		$45,386		$47,825		$48,888		$46,115		$77,111		$95,246
FFO - as adjusted for comparability	$55,770		$48,216		$49,724		$49,967		$46,260		$103,986		$90,818
Basic and diluted FFO available to common share and common unit holders	$22,412		$38,205		$40,625		$39,565		$41,143		$60,617		$85,530
Diluted AFFO available to common share and common unit holders	$42,417		$35,891		$15,860		$33,710		$39,026		$78,308		$80,629
Per share - diluted:
EPS	$(0.16)		$0.11		$0.16		$(0.39)		$0.10		$(0.05)		$0.18
FFO - NAREIT	$0.25		$0.45		$0.49		$0.52		$0.54		$0.69		$1.13
FFO - as adjusted for comparability	$0.52		$0.48		$0.51		$0.53		$0.54		$1.00		$1.07
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750		$0.5500		$0.5500
Payout ratios:
Diluted FFO	110.0%		64.5%		57.5%		53.1%		51.0%		81.3%		49.1%
Diluted FFO - as adjusted for comparability	53.1%		60.1%		55.0%		51.7%		50.8%		56.3%		51.7%
Diluted AFFO	58.1%		68.7%		147.4%		62.3%		53.8%		62.9%		52.1%
Real estate operating margin	64.4%		63.9%		62.1%		64.0%		64.5%		64.1%		63.7%
CAPITALIZATION
Debt, net	$2,093,106		$1,957,360		$2,019,168		$2,169,315		$2,191,851
Debt to Total Market Capitalization	45.1%		41.7%		45.0%		50.0%		50.0%
Debt to Adjusted Book	46.4%		43.8%		45.8%		49.8%		48.6%
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.7	x	2.6	x	2.6	x	2.7	x	2.8	x	2.6	x
Debt to Adjusted EBITDA ratio	6.9	x	6.9	x	7.2	x	7.5	x	7.6	x	7.1	x	7.7	x
OTHER
Revenue from early termination of leases	$1,280		$835		$583		$543		$350		$2,115		$745
Capitalized interest costs	$2,088		$2,440		$3,109		$3,390		$3,595		$4,528		$7,404

Corporate Office Properties Trust
Selected Portfolio Data

	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
# of Operating Office Properties
Wholly-owned	205	205	204	202	224
+ Consolidated JV (1)	5	5	4	4	4
Consolidated properties	210	210	208	206	228
% Occupied
Wholly-owned	88.0%	87.3%	87.6%	88.1%	87.6%
+ Consolidated JV (1)	97.8%	96.9%	96.1%	89.2%	78.1%
Consolidated properties	88.2%	87.6%	87.8%	88.1%	87.4%
% Leased
Wholly-owned	89.8%	89.1%	89.1%	89.8%	89.2%
+ Consolidated JV (1)	97.8%	97.8%	96.1%	96.1%	95.0%
Consolidated properties	90.0%	89.3%	89.2%	89.9%	89.3%
Square Feet of Office Properties (in thousands)
Wholly-owned	18,471	18,562	18,386	18,146	19,342
+ Consolidated JV Square Footage (1)	566	566	445	445	445
Consolidated Square Footage	19,037	19,128	18,831	18,591	19,787

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	9	6	6	6
MWs Leased	4.3	4.3	4	4	4

(1) See page 34 for detail regarding consolidated JVs.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Assets
Properties, net
Operating properties, net	$2,703,009	$2,705,335	$2,597,666	$2,487,919	$2,629,136
Construction and redevelopment in progress, including land (1)	189,079	160,311	247,386	271,798	243,220
Land held for future development and pre-construction costs (1)	319,216	324,327	317,992	342,797	360,236
Total properties, net	3,211,304	3,189,973	3,163,044	3,102,514	3,232,592
Assets held for sale	136,896	142,404	140,229	137,815	144,392
Cash and cash equivalents	9,196	23,509	10,594	5,009	4,702
Restricted cash and marketable securities	19,472	17,040	21,557	20,926	22,632
Accounts receivable, net	23,751	10,768	19,247	15,877	10,992
Deferred rent receivable	89,811	88,716	85,802	83,156	85,595
Intangible assets on real estate acquisitions, net	68,046	72,035	75,879	81,059	76,426
Deferred leasing and financing costs, net	57,488	59,856	59,952	58,753	63,861
Prepaid expenses and other assets	83,671	80,798	77,455	92,547	73,883
Total assets	$3,699,635	$3,685,099	$3,653,759	$3,597,656	$3,715,075
Liabilities and equity
Liabilities:
Debt, net	$2,093,106	$1,957,360	$2,019,168	$2,169,315	$2,191,851
Accounts payable and accrued expenses	84,181	90,645	97,922	87,390	84,733
Rents received in advance and security deposits	24,095	26,024	27,632	26,773	27,124
Dividends and distributions payable	28,602	29,947	28,698	26,954	24,695
Deferred revenue associated with operating leases	9,649	10,833	11,995	13,102	13,938
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,420	6,420	6,420	6,282
Interest rate derivatives	3,555	5,340	6,185	6,543	4,400
Other liabilities	8,169	7,631	8,942	10,938	8,703
Total liabilities	2,257,777	2,134,200	2,206,962	2,347,435	2,361,726
Commitments and contingencies
Redeemable noncontrolling interest	15,571	10,356	10,298	9,932	9,578
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	249,083	333,833	333,833	333,833	388,833
Common shares	858	858	809	722	721
Additional paid-in capital	1,772,470	1,772,255	1,653,672	1,451,416	1,447,781
Cumulative distributions in excess of net income	(668,892)	(632,134)	(617,455)	(607,633)	(560,262)
Accumulated other comprehensive income (loss)	3,631	(4,410)	(5,435)	(5,688)	(3,717)
Total COPT’s shareholders’ equity	1,357,150	1,470,402	1,365,424	1,172,650	1,273,356
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	49,112	50,604	52,122	49,157	52,300
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,225	10,737	10,153	9,682	9,315
Total noncontrolling interests in subsidiaries	69,137	70,141	71,075	67,639	70,415
Total equity	1,426,287	1,540,543	1,436,499	1,240,289	1,343,771
Total liabilities, redeemable noncontrolling interest and equity	$3,699,635	$3,685,099	$3,653,759	$3,597,656	$3,715,075
(1) Please refer to pages 23-26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Revenues
Rental revenue	$97,266	$94,920	$94,066	$92,287	$89,954	$192,186	$179,347
Tenant recoveries and other real estate operations revenue	22,463	21,438	22,913	22,075	20,715	43,901	41,522
Construction contract and other service revenues	20,795	14,262	20,024	15,283	16,995	35,057	38,529
Total revenues	140,524	130,620	137,003	129,645	127,664	271,144	259,398
Expenses
Property operating expenses	43,408	42,519	44,837	41,474	39,441	85,927	80,628
Depreciation and amortization associated with real estate operations	28,866	28,163	28,468	28,604	28,295	57,029	56,029
Construction contract and other service expenses	19,382	13,477	19,274	14,410	16,285	32,859	36,892
Impairment losses (recoveries)	—	—	1,954	46,096	—	—	(4,836)
General and administrative expenses	4,992	5,984	5,740	5,062	7,741	10,976	15,469
Leasing expenses	1,591	1,836	1,363	1,315	1,110	3,427	2,951
Business development expenses and land carry costs	1,327	1,359	1,205	1,632	1,298	2,686	2,874
Total operating expenses	99,566	93,338	102,841	138,593	94,170	192,904	190,007
Operating income (loss)	40,958	37,282	34,162	(8,948)	33,494	78,240	69,391
Interest expense	(23,302)	(22,307)	(22,715)	(23,239)	(24,239)	(45,609)	(48,670)
Interest and other income	2,006	946	4,020	1,095	840	2,952	2,057
Loss on early extinguishment of debt	(21,470)	(5,184)	(6)	(768)	(169)	(26,654)	(169)
(Loss) income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	(1,808)	10,737	15,461	(31,860)	9,926	8,929	22,609
Equity in income (loss) of unconsolidated entities	126	41	(24)	(246)	(187)	167	(276)
Income tax expense	(21)	(16)	(54)	(106)	(17)	(37)	(221)
(Loss) income from continuing operations	(1,703)	10,762	15,383	(32,212)	9,722	9,059	22,112
Discontinued operations	(3,031)	2,161	3,627	11,447	2,118	(870)	(37)
(Loss) income before gain on sales of real estate	(4,734)	12,923	19,010	(20,765)	11,840	8,189	22,075
Gain on sales of real estate	329	2,354	—	—	21	2,683	21
Net (loss) income	(4,405)	15,277	19,010	(20,765)	11,861	10,872	22,096
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	671	(429)	(651)	1,533	(422)	242	(795)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(1,466)	337	345	235	31	(1,129)	629
Net (loss) income attributable to COPT	(5,365)	15,020	18,539	(19,162)	11,305	9,655	21,600
Preferred share dividends	(4,885)	(6,106)	(6,106)	(6,546)	(4,167)	(10,991)	(8,192)
Issuance costs associated with redeemed preferred shares	(2,904)	—	—	(1,827)	—	(2,904)	—
Net (loss) income attributable to COPT common shareholders	$(13,154)	$8,914	$12,433	$(27,535)	$7,138	$(4,240)	$13,408

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
For diluted EPS computations:
Numerator for diluted EPS
Net (loss) income attributable to common shareholders	$(13,154)	$8,914	$12,433	$(27,535)	$7,138	$(4,240)	$13,408
Dilutive effect of common units in the Operating Partnership	(671)	—	—	—	—	(242)	—
Amount allocable to restricted shares	(102)	(118)	(112)	(111)	(105)	(220)	(246)
Numerator for diluted EPS	$(13,927)	$8,796	$12,321	$(27,646)	$7,033	$(4,702)	$13,162
Denominator:
Weighted average common shares - basic	85,425	81,397	79,004	71,688	71,624	83,422	71,541
Dilutive effect of common units in the Operating Partnership	3,801	—	—	—	—	3,847	—
Dilutive effect of share-based compensation awards	—	52	67	—	25	—	35
Weighted average common shares - diluted	89,226	81,449	79,071	71,688	71,649	87,269	71,576
Diluted EPS	$(0.16)	$0.11	$0.16	$(0.39)	$0.10	$(0.05)	$0.18

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
NOI from real estate operations (1)
Real estate revenues	$125,275	$122,077	$122,564	$121,264	$123,968	$247,352	$249,272
Real estate property operating expenses	(44,654)	(44,066)	(46,442)	(43,699)	(44,048)	(88,720)	(90,594)
NOI from real estate operations (1) (2)	80,621	78,011	76,122	77,565	79,920	158,632	158,678
General and administrative expenses	(4,992)	(5,984)	(5,740)	(5,062)	(7,741)	(10,976)	(15,469)
Leasing expenses (2)	(1,591)	(1,837)	(1,363)	(1,316)	(1,112)	(3,428)	(2,953)
Business development expenses and land carry costs (2)	(1,327)	(1,359)	(1,205)	(1,632)	(1,304)	(2,686)	(2,898)
NOI from construction contracts and other service operations	1,413	785	750	873	710	2,198	1,637
Impairment (losses) recoveries on non-operating properties	—	—	(1,893)	—	—	—	5,246
Equity in income (loss) of unconsolidated entities	126	41	(24)	(246)	(187)	167	(276)
Depreciation and amortization on unconsolidated real estate entities	—	—	—	113	119	—	233
Interest and other income	2,006	946	4,020	1,095	840	2,952	2,057
(Loss) gain on early extinguishment of debt (2)	(21,470)	(5,184)	(6)	970	(171)	(26,654)	(171)
Gain on sales of non-operating properties	329	2,354	—	—	33	2,683	33
Total interest expense (2)	(23,369)	(22,371)	(22,782)	(23,366)	(24,975)	(45,740)	(50,650)
Income tax expense	(21)	(16)	(54)	(106)	(17)	(37)	(221)
FFO - per NAREIT (1)	31,725	45,386	47,825	48,888	46,115	77,111	95,246
Preferred share dividends	(4,885)	(6,106)	(6,106)	(6,546)	(4,167)	(10,991)	(8,192)
Issuance costs associated with redeemed preferred shares	(2,904)	—	—	(1,827)	—	(2,904)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(1,270)	(727)	(738)	(571)	(420)	(1,997)	(680)
Basic and diluted FFO allocable to restricted shares	(89)	(183)	(191)	(214)	(220)	(272)	(514)
Basic and diluted FFO available to common share and common unit holders (1)	22,412	38,205	40,625	39,565	41,143	60,617	85,530
Operating property acquisition costs	—	—	—	222	7	—	7
Gain on sales of non-operating properties, net of income taxes	(329)	(2,354)	—	—	(33)	(2,683)	(33)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	—	1,893	—	—	—	(4,573)
Loss (gain) on early extinguishment of debt (2)	21,470	5,184	6	(970)	171	26,654	171
Issuance costs associated with redeemed preferred shares	2,904	—	—	1,827	—	2,904	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$46,457	$41,035	$42,524	$40,644	$41,288	$87,492	$81,102

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Net (loss) income	$(4,405)	$15,277	$19,010	$(20,765)	$11,861	$10,872	$22,096
Real estate-related depreciation and amortization	28,935	28,252	28,560	30,624	31,666	57,187	62,753
Impairment losses on previously depreciated operating properties (1)	7,195	1,857	247	55,829	2,354	9,052	14,187
Gain on sales of previously depreciated operating properties	—	—	8	(16,913)	115	—	(4,023)
Depreciation and amortization on unconsolidated real estate entities	—	—	—	113	119	—	233
FFO - per NAREIT (2)	31,725	45,386	47,825	48,888	46,115	77,111	95,246
Operating property acquisition costs	—	—	—	222	7	—	7
Gain on sales of non-operating properties	(329)	(2,354)	—	—	(33)	(2,683)	(33)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	—	1,893	—	—	—	(4,573)
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	21,470	5,184	6	(970)	171	26,654	171
Issuance costs associated with redeemed preferred shares	2,904	—	—	1,827	—	2,904	—
FFO - as adjusted for comparability (2)	$55,770	$48,216	$49,724	$49,967	$46,260	$103,986	$90,818

Weighted Average Shares for period ended:
Common Shares Outstanding	85,425	81,397	79,004	71,688	71,624	83,422	71,541
Dilutive effect of share-based compensation awards	96	52	67	73	25	74	35
Common Units	3,801	3,893	4,171	4,233	4,255	3,847	4,267
Denominator for FFO per share - diluted	89,322	85,342	83,242	75,994	75,904	87,343	75,843
Anti-dilutive EPS effect of share-based compensation awards	(96)	—	—	(73)	—	(74)	—
Weighted average common units	—	(3,893)	(4,171)	(4,233)	(4,255)	—	(4,267)
Denominator for diluted EPS	89,226	81,449	79,071	71,688	71,649	87,269	71,576

(1) Please see reconciliations on pages 35 through 37.
(2) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$46,457	$41,035	$42,524	$40,644	$41,288	$87,492	$81,102
Straight line rent adjustments (1)	(2,011)	(3,833)	(3,385)	(2,595)	(1,857)	(5,844)	(4,036)
Amortization of intangibles included in NOI	172	177	221	251	218	349	408
Share-based compensation, net of amounts capitalized	1,647	1,649	1,720	1,703	3,157	3,296	6,559
Amortization of deferred financing costs	1,443	1,528	1,547	1,527	1,597	2,971	3,169
Amortization of net debt discounts, net of amounts capitalized	556	628	693	683	682	1,184	1,345
Amortization of settled debt hedges	15	15	16	15	15	30	31
Recurring capital expenditures on properties to be held	(5,862)	(5,308)	(27,476)	(8,518)	(6,074)	(11,170)	(7,949)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$42,417	$35,891	$15,860	$33,710	$39,026	$78,308	$80,629
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$3,798	$2,291	$10,713	$7,774	$2,663	$6,089	$3,329
Building improvements on operating properties	2,538	1,600	18,049	4,646	1,296	4,138	2,167
Leasing costs for operating properties	1,185	1,669	1,381	947	2,863	2,854	4,162
Less: Nonrecurring tenant improvements and incentives on operating properties	(23)	15	(283)	(3,852)	(97)	(8)	(658)
Less: Nonrecurring building improvements on operating properties	(1,580)	(267)	(2,226)	(940)	(572)	(1,847)	(979)
Less: Nonrecurring leasing costs for operating properties	(50)	—	—	(130)	(79)	(50)	(79)
Add: Recurring capital expenditures on operating properties held through joint ventures	(6)	—	(158)	73	—	(6)	7
Recurring capital expenditures	$5,862	$5,308	$27,476	$8,518	$6,074	$11,170	$7,949

(1) Includes COPT's pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - June 30, 2013 (2)

	Operational Properties (1)				Active or Committed Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	27	3,223,235	97.6%	99.7%	2	264,216	—	264,216
Columbia Gateway	28	2,182,108	88.1%	89.1%	—	—	—	—
Airport Square/bwtech	25	1,837,100	80.3%	80.3%	—	—	—	—
Commons/Parkway	10	432,409	68.0%	81.3%	—	—	—	—
Other	8	851,840	89.3%	99.8%	1	25,939	—	25,939
Subtotal	98	8,526,692	89.1%	91.8%	3	290,155	—	290,155
Northern Virginia:
Westfields Corporate Center	9	1,432,188	91.7%	93.6%	—	—	—	—
Patriot Ridge	1	109,257	100.0%	100.0%	1	130,015	109,257	239,272
Herndon, Tysons Corner, Merrifield and Ashburn	9	1,704,639	88.3%	88.7%	2	315,000	—	315,000
Other	—	—	—%	—%	2	395,300	—	395,300
Subtotal	19	3,246,084	90.2%	91.3%	5	840,315	109,257	949,572
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	—	—	—	—
Other	2	120,054	73.8%	73.8%	—	—	—	—
Subtotal	8	912,508	96.6%	96.6%	—	—	—	—
Huntsville (3)	2	258,154	91.0%	91.0%	3	303,923	—	303,923
Washington, DC- Capital Riverfront (Maritime)	2	360,326	88.1%	88.1%	—	—	—	—
St. Mary’s & King George Counties	19	903,961	88.1%	91.0%	—	—	—	—
Greater Baltimore:								—
White Marsh and Rt 83 Corridor	28	1,287,006	83.5%	83.5%	—	—	—	—
Canton Crossing-Baltimore City	1	481,016	93.4%	93.4%	—	—	—	—
North Gate Business Park	3	284,884	37.9%	37.9%	—	—	—	—
Subtotal	32	2,052,906	79.5%	79.5%	—	—	—	—
Suburban Maryland	3	297,936	95.7%	95.7%	—	—	—	—
Colorado Springs	21	1,577,510	81.1%	83.1%	—	—	—	—
Greater Philadelphia, Pennsylvania	4	605,314	90.9%	93.2%	1	126,405	57,011	183,416
Other (3)	2	295,842	100.0%	100.0%	—	—	—	—
Total	210	19,037,233	88.2%	90.0%	12	1,560,798	166,268	1,727,066

(1)
Number of properties includes buildings under construction once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties.

(2)	This schedule includes properties under active construction or redevelopment and properties that we were contractually committed to construct. Please refer to pages 24 and 25.
(3)     For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 6/30/13
	# of Operating Properties	Operational Square Feet			Annualized Rental Revenue	Percentage of Total Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/13	6/30/13
Same Office Properties (2)
Stabilized properties	180	16,064	90.1%	91.1%	$418,650	88.3%	$70,048	$138,659
Unstabilized properties (3)	2	263	43.3%	45.7%	4,086	0.9%	572	1,183
Total Same Office Properties	182	16,327	89.4%	90.3%	422,736	89.2%	70,620	139,842
Office Properties Placed in Service (4)
Stabilized properties	2	230	100.0%	100.0%	7,705	1.6%	1,339	2,403
Unstabilized properties (3)	4	438	33.7%	69.0%	5,303	1.1%	938	1,843
Acquired Office Properties (5)	1	202	100.0%	100.0%	6,048	1.3%	1,092	2,266
Other	N/A	N/A	N/A	N/A	N/A	N/A	511	610
Subtotal	189	17,197	88.2%	90.0%	441,792	93.2%	74,500	146,964
Office Properties Held for Sale (6)	17	1,235	87.1%	88.5%	21,357	4.5%	3,945	7,504
Greater Philadelphia	4	605	90.9%	93.2%	10,800	2.3%	2,064	3,713
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	112	451
Total Portfolio	210	19,037	88.2%	90.0%	$473,949	100.0%	$80,621	$158,632

Strategic Tenant Properties (7)
Strategic Tenant Locations	80	8,717	92.2%	94.6%	$258,683	54.6%	$44,106	$87,601
Strategic Tenants	35	2,991	94.3%	94.5%	73,512	15.5%	13,470	26,774
Total Strategic Tenant Properties	115	11,708	92.7%	94.6%	$332,195	70.1%	$57,576	$114,375

(1)     Percentages calculated based on operational square feet.
(2)     Properties held for long-term investment owned and 100% operational since at least 1/1/12.
(3)     Properties with first generation operational space less than 90% occupied at 6/30/13, as detailed on page 13.
(4)     Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.
(5)     Acquired properties that were not owned and fully operational by 1/1/12.
(6)     The carrying value of operating property assets held for sale at 6/30/13 totaled $136,896.

(7)
Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers (“Strategic Tenant Locations”), or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors (“Strategic Tenants”).

Corporate Office Properties Trust
Unstabilized Office Properties (1) - June 30, 2013

Property Grouping	Operational Square Feet	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	183,671	45.3%	48.8%
210 Research Blvd	79,573	38.6%	38.6%
Total Unstabilized Same Office Properties	263,244	43.3%	45.7%
Office Properties Placed in Service (3)
206 Research Blvd	128,119	0.0%	0.0%
430 National Business Parkway	110,136	86.1%	93.2%
410 National Business Parkway	110,054	47.7%	100.0%
7205 Riverwood Drive	89,268	0.0%	100.0%
Total Unstabilized Office Properties Placed in Service	437,577	33.7%	69.0%
Total Unstabilized Office Properties, Excluding Properties Held for Sale	700,821	37.3%	60.3%
Unstabilized Properties Held for Sale (3 Properties)	309,576	68.3%	73.6%
751 Arbor Way (Greater Philadelphia)	113,297	51.2%	63.4%
Total Unstabilized Office Properties	1,123,694	47.2%	64.3%

(1) Properties with first generation operational space less than 90% occupied at 6/30/13.
(2) Properties owned and 100% operational since 1/1/12.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.

Corporate Office Properties Trust
Real Estate Revenues* by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Office Properties:
Baltimore/Washington Corridor	$57,387	$56,436	$57,233	$55,799	$55,677	$113,823	$111,927
Northern Virginia	22,988	22,942	21,600	20,363	19,051	45,930	37,611
San Antonio	8,364	7,757	8,455	8,125	7,830	16,121	15,438
Washington, DC - Capitol Riverfront	4,177	4,244	4,182	4,389	4,232	8,421	8,126
St. Mary’s and King George Counties	4,093	3,992	3,956	4,085	4,139	8,085	8,351
Greater Baltimore	10,824	10,719	10,662	11,918	14,664	21,543	30,036
Suburban Maryland	2,253	2,224	2,336	2,371	4,560	4,477	10,309
Colorado Springs	6,519	6,733	6,309	6,278	6,149	13,252	12,602
Greater Philadelphia	2,784	2,487	2,527	2,541	2,458	5,271	4,630
Other	3,869	3,190	3,317	3,589	3,770	7,059	7,388
Wholesale Data Center	2,017	1,353	1,987	1,806	1,438	3,370	2,854
Real estate revenues	$125,275	$122,077	$122,564	$121,264	$123,968	$247,352	$249,272

NOI from Real Estate Operations* by Segment (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Office Properties:
Baltimore/Washington Corridor	$38,403	$37,170	$36,615	$37,265	$37,208	$75,573	$73,784
Northern Virginia	14,784	15,125	13,767	13,248	12,126	29,909	23,456
San Antonio	3,886	3,869	3,954	3,853	3,866	7,755	7,712
Washington, DC - Capitol Riverfront	2,303	2,295	2,112	2,465	2,556	4,598	4,565
St. Mary’s and King George Counties	2,870	2,799	2,735	2,844	3,068	5,669	6,068
Greater Baltimore	6,727	6,551	6,656	7,379	9,053	13,278	18,664
Suburban Maryland	1,509	1,437	1,398	1,330	2,703	2,946	5,993
Colorado Springs	4,324	4,285	3,780	3,846	4,134	8,609	8,280
Greater Philadelphia	2,064	1,649	1,816	1,878	1,783	3,713	3,442
Other	3,252	2,794	2,739	2,903	3,056	6,046	5,986
Wholesale Data Center	499	37	550	554	367	536	728
NOI from real estate operations	$80,621	$78,011	$76,122	$77,565	$79,920	$158,632	$158,678

*Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Six Months Ended
			6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Baltimore Washington Corridor	95	8,217,234	90.6%	90.1%	89.3%	88.1%	88.2%	90.4%	87.8%
Northern Virginia	17	2,934,990	88.7%	88.5%	88.1%	86.6%	87.0%	88.6%	86.6%
San Antonio	8	912,508	96.6%	96.4%	96.5%	96.5%	96.5%	96.5%	97.1%
Washington, DC - Capitol Riverfront	2	360,326	88.1%	88.1%	89.0%	89.0%	89.0%	88.1%	88.6%
St. Mary’s and King George Counties	19	903,961	87.5%	86.4%	85.5%	85.5%	87.7%	87.0%	88.0%
Greater Baltimore	31	1,924,787	84.7%	84.1%	83.8%	85.9%	85.9%	84.4%	85.5%
Suburban Maryland	2	242,070	96.9%	94.9%	94.9%	94.1%	92.5%	95.9%	91.2%
Colorado Springs	5	398,043	70.3%	74.0%	72.9%	74.9%	74.5%	72.2%	74.6%
Other	3	432,891	94.6%	94.6%	96.4%	100.0%	100.0%	94.6%	100.0%
Total Office	182	16,326,810	89.4%	89.0%	88.5%	88.0%	88.2%	89.2%	87.9%
Total Same Office Properties occupancy as of period end			89.4%	89.2%	88.8%	88.3%	88.0%	89.4%	88.0%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Office Properties:
Baltimore/Washington Corridor	$55,821	$54,641	$55,463	$54,028	$52,873	$110,462	$106,391
Northern Virginia	20,261	19,945	19,333	19,181	19,051	40,206	37,612
San Antonio	8,364	7,757	8,455	8,125	7,830	16,121	15,443
Washington, DC - Capitol Riverfront	4,177	4,244	4,182	4,389	4,232	8,421	8,126
St. Mary’s and King George Counties	4,094	3,992	3,956	4,084	4,139	8,086	8,351
Greater Baltimore	10,821	10,656	10,640	10,942	10,623	21,477	21,576
Suburban Maryland	2,086	2,090	2,132	2,105	2,069	4,176	4,120
Colorado Springs	1,254	1,589	1,471	1,537	1,524	2,843	3,150
Other	3,205	3,121	3,276	3,474	3,493	6,326	6,812
Real estate revenues	$110,083	$108,035	$108,908	$107,865	$105,834	$218,118	$211,581

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Office Properties:
Baltimore/Washington Corridor	$37,277	$35,817	$35,145	$35,920	$35,165	$73,094	$69,847
Northern Virginia	12,851	12,877	12,194	12,248	12,122	25,728	23,451
San Antonio	3,886	3,869	3,954	3,852	3,864	7,755	7,766
Washington, DC - Capitol Riverfront	2,303	2,295	2,112	2,465	2,556	4,598	4,565
St. Mary’s and King George Counties	2,869	2,799	2,735	2,844	3,068	5,668	6,068
Greater Baltimore	6,805	6,631	6,683	6,807	6,682	13,436	13,698
Suburban Maryland	1,340	1,361	1,296	1,315	1,357	2,701	2,677
Colorado Springs	552	837	729	797	924	1,389	1,825
Other	2,737	2,736	2,798	3,077	3,089	5,473	6,027
Same office property NOI	70,620	69,222	67,646	69,325	68,827	139,842	135,924
Add (less): Straight-line rent adjustments	(520)	(1,308)	(1,451)	(1,620)	(1,128)	(1,828)	(3,362)
Less: Amortization of deferred market rental revenue	(35)	(30)	(38)	(21)	(38)	(65)	(100)
Add: Amortization of above-market cost arrangements	319	319	371	371	371	638	724
Same office property cash NOI	70,384	68,203	66,528	68,055	68,032	138,587	133,186
Less: Lease termination fees, gross	(1,681)	(1,196)	(617)	(649)	(400)	(2,877)	(934)
Same office property cash NOI, excluding gross lease termination fees	$68,703	$67,007	$65,911	$67,406	$67,632	$135,710	$132,252
Percentage change in same office property cash NOI (1)	3.5%					4.1%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	1.6%					2.6%
 Note:  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.
(1) Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Office Leasing (1)
Quarter Ended June 30, 2013

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Colorado Springs	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	335,860	20,341	1,183	83,287	7,423	16,302	—	464,396
Expiring Square Feet	395,649	28,797	1,183	85,222	7,423	61,955	—	580,229
Vacated Square Feet	59,789	8,456	—	1,935	—	45,653	—	115,833
Retention Rate (% based upon square feet)	84.89%	70.64%	100.00%	97.73%	100.00%	26.31%	0.00%	80.04%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$8.60	$19.17	$1.02	$1.31	$—	$14.93	$—	$7.82
Weighted Average Lease Term in Years	3.5	10.3	1.0	1.3	1.1	5.0	—	3.4
GAAP Rent Per Square Foot
Renewal GAAP Rent	$29.27	$27.33	$51.65	$23.79	$17.50	$25.45	$—	$27.94
Expiring GAAP Rent	$27.01	$30.20	$48.75	$23.24	$16.86	$25.59	$—	$26.31
Change in GAAP Rent	8.39%	(9.51)%	5.95%	2.38%	3.8%	(0.55)%	0.00%	6.17%
Cash Rent Per Square Foot
Renewal Cash Rent	$28.47	$25.00	$51.65	$23.81	$17.50	$24.45	$—	$27.22
Expiring Cash Rent	$28.86	$30.82	$50.17	$23.81	$17.63	$26.59	$—	$27.84
Change in Cash Rent	(1.35)%	(18.89)%	2.95%	(0.03)%	(0.70)%	(8.06)%	0.00%	(2.20)%

New Leases
Development and Redevelopment Space
Leased Square Feet	37,107	405,461	—	—	—	4,235	13,932	460,735
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$49.62	$18.51	$—	$—	$—	$55.00	$66.01	$22.78
Weighted Average Lease Term in Years	7.7	9.9	—	—	—	5.6	7.5	9.6
GAAP Rent Per Square Foot	$40.65	$22.09	$—	$—	$—	$22.45	$23.59	$23.63
Cash Rent Per Square Foot	$37.00	$21.62	$—	$—	$—	$21.43	$23.50	$22.91

Other New Leases (2)
Leased Square Feet	68,609	18,252	—	32,792	10,364	2,947	—	132,964
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$40.10	$18.03	$—	$5.12	$8.35	$0.25	$—	$25.09
Weighted Average Lease Term in Years	7.1	5.7	—	3.3	2.9	2.8	—	5.5
GAAP Rent Per Square Foot	$21.22	$27.12	$—	$10.21	$21.26	$21.80	$—	$19.33
Cash Rent Per Square Foot	$20.42	$26.24	$—	$10.70	$20.65	$21.27	$—	$18.86

Total Square Feet Leased	441,576	444,054	1,183	116,079	17,787	23,484	13,932	1,058,095
(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio, Suburban Maryland and Huntsville regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Leasing (1)
Six Months Ended June 30, 2013

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Huntsville	Total Office
Renewed Space
Leased Square Feet	693,808	22,955	3,349	96,974	32,864	41,500	29,078	—	—	920,528
Expiring Square Feet	943,658	83,828	6,561	115,491	41,817	41,500	143,724	—	—	1,376,579
Vacated Square Feet	249,850	60,873	3,212	18,517	8,953	—	114,646	—	—	456,051
Retention Rate (% based upon square feet)	73.52%	27.38%	51.04%	83.97%	78.59%	100.00%	20.23%	0.00%	0.00%	66.87%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$8.68	$18.48	$8.41	$4.00	$1.42	$—	$23.75	$—	$—	$8.25
Weighted Average Lease Term in Years	4.3	9.7	6.8	1.6	1.1	7.0	4.7	—	—	4.2
GAAP Rent Per Square Foot
Renewal GAAP Rent	$29.89	$27.42	$42.78	$23.81	$20.81	$27.50	$23.62	$—	$—	$28.60
Expiring GAAP Rent	$28.11	$30.15	$41.37	$23.18	$20.22	$29.84	$22.14	$—	$—	$27.30
Change in GAAP Rent	6.33%	(9.06)%	3.41%	2.72%	2.96%	(7.82)%	6.67%	0.00%	0.00%	4.79%
Cash Rent Per Square Foot
Renewal Cash Rent	$28.90	$25.28	$40.24	$23.68	$20.81	$26.00	$22.68	$—	$—	$27.69
Expiring Cash Rent	$29.70	$31.00	$44.76	$23.84	$20.39	$33.01	$23.14	$—	$—	$28.78
Change in Cash Rent	(2.68)%	(18.43)%	(10.11)%	(0.67)%	2.09%	(21.23)%	(2.00)%	0.00%	0.00%	(3.79)%

New Leases
Development and Redevelopment Space
Leased Square Feet (2)	102,633	405,461	—	—	—	4,853	28,322	18,327	6,029	565,625
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$65.87	$18.51	$—	$—	$—	$53.05	$58.43	$68.86	$45.63	$31.32
Weighted Average Lease Term in Years	8.9	9.9	—	—	—	5.0	6.5	7.4	5.0	9.4
GAAP Rent Per Square Foot	$39.13	$22.09	$—	$—	$—	$30.26	$29.44	$23.60	$18.75	$25.63
Cash Rent Per Square Foot	$35.03	$21.62	$—	$—	$—	$28.50	$24.58	$23.14	$17.75	$24.27

Other New Leases (3)
Leased Square Feet	133,648	51,953	—	39,267	17,208	—	85,797	—	—	327,873
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$42.37	$31.86	$—	$6.51	$13.83	$—	$13.11	$—	$—	$27.26
Weighted Average Lease Term in Years	7.4	7.8	—	3.3	3.3	—	4.4	—	—	6.0
GAAP Rent Per Square Foot	$23.13	$27.92	$—	$11.49	$19.45	$—	$13.59	$—	$—	$19.81
Cash Rent Per Square Foot	$22.12	$24.82	$—	$11.84	$19.04	$—	$15.45	$—	$—	$19.41

Total Square Feet Leased	930,089	480,369	3,349	136,241	50,072	46,353	143,197	18,327	6,029	1,814,026
(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/13 (1)

	Total Office Portfolio					Strategic Tenant Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	39	967,004	$31,875	6.7%	$32.96	18	852,503	$29,296	8.8%	$34.37
Northern Virginia	7	57,918	1,217	0.3%	21.01	4	31,066	541	0.2%	17.41
Washington, DC-Capitol Riverfront	3	112,946	5,016	1.1%	44.41	3	112,946	5,016	1.5%	44.41
St. Mary’s and King George Cos.	7	77,053	1,084	0.2%	14.06	7	77,053	1,084	0.3%	14.06
Greater Baltimore	11	47,163	984	0.2%	20.87	—	—	—	0.0%	—
Suburban Maryland	1	4,000	57	0.0%	14.16	—	—	—	0.0%	—
Colorado Springs	6	20,329	505	0.1%	24.82	—	—	—	0.0%	—
Greater Philadelphia	2	5,928	89	—%	15.00	—	—	—	0.0%	—
2013	76	1,292,341	40,826	8.6%	31.59	32	1,073,568	35,937	10.8%	33.47
Baltimore/Washington Corridor	39	719,550	21,187	4.5%	29.44	18	553,438	17,396	5.2%	31.43
Northern Virginia	13	857,994	27,405	5.8%	31.94	10	785,967	24,921	7.5%	31.71
Washington, DC-Capitol Riverfront	7	71,364	3,312	0.7%	46.41	7	71,364	3,312	1.0%	46.41
St. Mary’s and King George Cos.	20	272,578	5,312	1.1%	19.49	20	272,578	5,312	1.6%	19.49
Greater Baltimore	27	155,071	2,909	0.6%	18.76	—	—	—	0.0%	—
Suburban Maryland	2	19,261	668	0.1%	34.70	2	19,261	668	0.2%	34.70
Colorado Springs	8	143,905	2,815	0.6%	19.56	1	22,814	532	0.2%	23.30
Greater Philadelphia	1	218,337	2,958	0.6%	13.55	—	—	—	0.0%	—
Other	1	113,692	3,004	0.6%	26.42	1	113,692	3,004	0.9%	26.42
2014	118	2,571,752	69,569	14.7%	27.05	59	1,839,114	55,144	16.6%	29.98
Baltimore/Washington Corridor	50	1,173,680	33,718	7.1%	28.73	24	909,252	27,061	8.1%	29.76
Northern Virginia	11	659,366	21,275	4.5%	32.27	8	644,338	20,701	6.2%	32.13
Washington, DC-Capitol Riverfront	4	32,092	1,559	0.3%	48.57	4	32,092	1,559	0.5%	48.57
St. Mary’s and King George Cos.	17	251,610	5,167	1.1%	20.54	17	251,610	5,167	1.6%	20.54
Greater Baltimore	16	173,480	4,441	0.9%	25.60	5	49,231	1,526	0.5%	31.00
Colorado Springs	12	176,989	3,099	0.7%	17.51	—	—	—	0.0%	—
2015	110	2,467,217	69,259	14.6%	28.07	58	1,886,523	56,014	16.9%	29.69
Baltimore/Washington Corridor	39	1,009,665	27,340	5.8%	27.08	19	654,391	18,742	5.6%	28.64
Northern Virginia	15	187,664	5,204	1.1%	27.73	8	141,084	3,594	1.1%	25.47
Washington, DC-Capitol Riverfront	3	37,493	1,775	0.4%	47.34	3	37,493	1,775	0.5%	47.34
St. Mary’s and King George Cos.	9	83,792	1,761	0.4%	21.02	9	83,792	1,761	0.5%	21.02
Greater Baltimore	20	240,919	6,632	1.4%	27.53	—	—	—	0.0%	—
Colorado Springs	5	131,631	3,030	0.6%	23.02	—	—	—	0.0%	—
2016	91	1,691,164	45,743	9.7%	27.05	39	916,760	25,872	7.8%	28.22

	Total Office Portfolio					Strategic Tenant Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	45	1,223,448	34,964	7.4%	28.58	24	859,791	25,874	7.8%	30.09
Northern Virginia	16	335,247	10,443	2.2%	31.15	6	236,512	7,149	2.2%	30.23
St. Mary’s and King George Cos.	1	4,788	125	—%	26.02	1	4,788	125	0.0%	26.02
Greater Baltimore	19	268,186	5,841	1.2%	21.78	2	3,174	84	0.0%	26.46
Suburban Maryland	3	29,057	453	0.1%	15.59	1	9,155	256	0.1%	28.00
Colorado Springs	18	145,923	3,062	0.6%	20.99	—	—	—	0.0%	—
Greater Philadelphia	1	4,805	129	—%	26.74	—	—	—	0.0%	—
2017	103	2,011,454	55,016	11.6%	27.35	34	1,113,420	33,488	10.1%	30.08
Thereafter	211	6,765,295	193,536	40.8%	28.61	101	4,029,237	125,740	37.9%	31.21
Total / Average	709	16,799,223	$473,949	100.0%	$28.21	323	10,858,622	$332,195	100.0%	$30.59
Note:  As of June 30, 2013, the weighted average lease term is 4.3 years for the consolidated portfolio and 4.2 years for the Strategic Tenant Properties.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2018	2	1	0.16	$521
2019	1	7	1.00	2,410
2020	1	19	2.00	4,284
2022	1	6	0.35	541
			3.51	$7,756

(1)
This presentation reflects consolidated properties.  This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of June 30, 2013 of 338,175 for the portfolio, including 216,081 for the Strategic Tenant Properties.

(2)
Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2013 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 6/30/13
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America	(3)	64	3,404,013	20.3%	$114,396	24.1%	5.0
Northrop Grumman Corporation		12	1,076,634	6.4%	29,432	6.2%	5.9
Booz Allen Hamilton, Inc.		10	802,916	4.8%	26,291	5.5%	2.9
Computer Sciences Corporation		7	692,729	4.1%	22,098	4.7%	1.1
General Dynamics Corporation		9	547,870	3.3%	18,700	3.9%	4.3
The Boeing Company		7	321,107	1.9%	9,149	1.9%	3.2
The MITRE Corporation		4	286,553	1.7%	8,972	1.9%	3.5
CareFirst, Inc.		3	268,770	1.6%	8,792	1.9%	7.5
The Aerospace Corporation		3	254,869	1.5%	8,085	1.7%	1.6
Wells Fargo & Company		4	202,674	1.2%	8,081	1.7%	5.1
ITT Exelis		6	299,129	1.8%	7,474	1.6%	2.8
Kratos Defense and Security Solutions		5	253,634	1.5%	7,245	1.5%	6.6
L-3 Communications Holdings, Inc.		3	214,236	1.3%	6,537	1.4%	1.1
AT&T Corporation		4	317,570	1.9%	5,839	1.2%	5.8
Raytheon Company		7	162,919	1.0%	5,071	1.1%	2.1
Science Applications International Corp.		4	133,577	0.8%	4,327	0.9%	6.2
Lockheed Martin Corporation		6	135,978	0.8%	3,892	0.8%	4.4
The Johns Hopkins Institutions		5	141,122	0.8%	3,802	0.8%	3.4
Unisys Corporation		1	156,891	0.9%	3,697	0.8%	6.9
KEYW Corporation		2	144,846	0.9%	3,648	0.8%	8.0
Subtotal Top 20 Office Tenants		166	9,818,037	58.4%	305,528	64.5%	4.4
All remaining tenants		543	6,981,186	41.6%	168,421	35.5%	4.2
Total/Weighted Average		709	16,799,223	100.0%	$473,949	100.0%	4.3

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2013, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

Quarter and Six Months Ended 6/30/13
Operating Properties
920 Elkridge Landing Road	Baltimore/Washington Corridor	Airport Square	1	103,000	6/25/13	0.0%	$6,900
Land			N/A	N/A	4/4/13	N/A	3,500
Total			1	103,000			$10,400

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 6/30/13
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land and Pre-Construction (3)	Total
	Rentable Square Feet
Baltimore/Washington Corridor	290,155	—	N/A	3,911,000	4,201,155
Northern Virginia	949,572	—	N/A	1,802,000	2,751,572
San Antonio	—	—	N/A	1,158,000	1,158,000
Huntsville, Alabama	303,923	—	N/A	4,173,000	4,476,923
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	—	—	N/A	2,692,000	2,692,000
Suburban Maryland	—	—	N/A	1,510,000	1,510,000
Colorado Springs	—	—	N/A	2,570,000	2,570,000
Greater Philadelphia	—	183,416	N/A	604,000	787,416
Other	—	—	N/A	967,000	967,000
Total	1,543,650	183,416	N/A	19,496,000	21,223,066
	Costs to date by region
Baltimore/Washington Corridor	$54,218	$—	$—	$91,325	$145,543
Northern Virginia	105,232	—	—	76,585	181,817
San Antonio	—	—	—	23,554	23,554
Huntsville, Alabama	27,623	—	—	13,541	41,164
St. Mary’s and King George Counties	—	—	—	2,692	2,692
Greater Baltimore	—	—	—	77,805	77,805
Suburban Maryland	—	—	—	13,414	13,414
Colorado Springs	—	—	—	24,906	24,906
Greater Philadelphia	—	25,676	—	12,746	38,422
Wholesale Data Center	—	—	211,773	—	211,773
Other	—	—	—	6,436	6,436
Total	$187,073	$25,676	$211,773	$343,004	$767,526
	Costs to date by balance sheet line item
Operating properties	$41,432	$16,639	$170,114	$23,322	$251,507
Projects in development or held for future development, including associated land costs	140,672	7,069	41,338	319,216	508,295
Assets held for sale	—	—	—	466	466
Deferred leasing costs	4,969	1,968	321	—	7,258
Total	$187,073	$25,676	$211,773	$343,004	$767,526
(1) Represents construction projects as listed on page 24.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our land held for future development and pre-construction as listed on page 26.

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/13 (1)
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 6/30/13 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				6/30/2013
312 Sentinel Way Annapolis Junction, Maryland		National Business Park	125,160	0%	$36,550	$24,402	$4,100	3Q 13	3Q 14
420 National Business Parkway Jessup, Maryland		National Business Park	139,056	27%	34,832	22,939	—	2Q 13	2Q 14
7175 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	25,939	100%	9,049	6,877	—	1Q 13	3Q 13
7770 Backlick Rd (Patriot Ridge) Springfield, Virginia	(4)	Springfield	239,272	48%	73,085	67,565	38,394	3Q 12	3Q 13
Ashburn Crossing - DC-8 Ashburn, Virginia		Ashburn	200,000	100%	22,206	9,542	—	4Q 13	4Q 13
Ashburn Crossing - DC-9 Ashburn, Virginia		Ashburn	115,000	100%	12,769	4,867	—	2Q 15	2Q 15
15395 John Marshall Hwy Haymarket, Virginia		Other	236,000	100%	26,000	17,680	—	1Q 14	1Q 14
NOVA Office A Northern Virginia		Other	159,300	100%	44,560	5,578	—	4Q 14	1Q 15
1100 Redstone Gateway Huntsville, Alabama		Huntsville	121,111	100%	21,724	8,951	—	1Q 14	1Q 14
1200 Redstone Gateway Huntsville, Alabama		Huntsville	121,088	100%	24,910	13,857	—	4Q 13	4Q 13
7200 Redstone Gateway Huntsville, Alabama		Huntsville	61,724	10%	7,784	4,815	—	4Q 12	4Q 13
Total Under Construction			1,543,650	74%	$313,469	$187,073	$42,494

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as “Under Construction,” 109,257 square feet are operational.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/13
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 6/30/13 (1)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				6/30/2013
721 Arbor Way (Hillcrest II) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	183,416	61%	$32,369	$25,676	$17,523	2Q 13	2Q 14

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Although classified as “Under Redevelopment,” 57,011 square feet are operational.

Corporate Office Properties Trust
Summary of Land and Pre-Construction as of 6/30/13 (1)

Location	Acres		Estimated Developable Square Feet (in thousands)	Costs to Date as of 6/30/13 (3)
Strategic Land
Baltimore/Washington Corridor
National Business Park	200		2,092
Columbia Gateway	22		520
Airport Square	5		84
Arundel Preserve	84	up to	1,150
Subtotal	311		3,846
Northern Virginia	71		1,800
San Antonio, Texas	78		1,158
Huntsville, Alabama	443		4,173
St. Mary’s & King George Counties	44		109
Greater Baltimore	49		1,340
Suburban Maryland	49		510
Total strategic land held and pre-construction	1,045		12,936	$248,570

Non-Strategic Land
Baltimore/Washington Corridor	7		65
Greater Baltimore	128		1,352
Suburban Maryland	107		1,000
Colorado Springs	175		2,570
Greater Philadelphia, Pennsylvania	8		604
Other (2)	217		967
Total non-strategic land held	642		6,558	94,434

Total land held and pre-construction	1,687		19,494	$343,004

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	This land is being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

(3)	Represents total costs to date, as reported on page 23 (in thousands).

Corporate Office Properties Trust
Quarterly Common Equity Analysis
(dollars and shares in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of June 30, 2013:
Insiders	655	3,151	—	3,806	4.22%
Non-insiders	85,190	638	610	86,438	95.78%
Total	85,845	3,789	610	90,244	100.00%

COMMON EQUITY - End of Quarter	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Unrestricted Common Shares	85,461	85,369	80,518	71,730	71,652
Restricted Common Shares	384	389	435	428	433
Common Shares	85,845	85,758	80,953	72,158	72,085
Common Units	3,789	3,819	4,068	4,207	4,247
Total	89,634	89,577	85,021	76,365	76,332
End of Quarter Common Share Price	$25.50	$26.68	$24.98	$23.97	$23.51
Market Value of Common Shares/Units	$2,285,667	$2,389,914	$2,123,825	$1,830,469	$1,794,565
Common Shares Trading Volume
Average Daily Volume (Shares)	588	653	758	528	588
Average Daily Volume	$16,205	$17,215	$18,916	$12,246	$13,303
As a Percentage of Weighted Average Common Shares	0.7%	0.8%	1.0%	0.7%	0.8%
Common Share Price Range
Quarterly High	$29.95	$27.52	$26.12	$25.61	$24.05
Quarterly Low	$23.81	$24.75	$23.22	$21.36	$21.13
Quarterly Average	$27.57	$26.36	$24.94	$23.18	$22.64

Corporate Office Properties Trust
Quarterly Preferred Equity and Total Market Capitalization Analysis
(dollars and shares in thousands, except per share amounts)

	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176
Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series G Shares - 8.0%	$—	$—	$—	$—	$55,000
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625%	—	84,750	84,750	84,750	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	222,500	307,250	307,250	307,250	362,250
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5%	8,800	8,800	8,800	8,800	8,800
Convertible Preferred Equity - liquidation preference
Convertible Series K Shares - 5.6%	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$257,883	$342,633	$342,633	$342,633	$397,633
CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$257,883	$342,633	$342,633	$342,633	$397,633
Market Value of Common Shares/Units	2,285,667	2,389,914	2,123,825	1,830,469	1,794,565
Total Equity Market Capitalization	2,543,550	2,732,547	2,466,458	2,173,102	2,192,198
Total Debt	2,093,106	1,957,360	2,019,168	2,169,315	2,191,851
Total Market Capitalization	$4,636,656	$4,689,907	$4,485,626	$4,342,417	$4,384,049

Corporate Office Properties Trust
Dividend Analysis

	Three Months Ended										Six Months Ended
	6/30/13		3/31/13		12/31/12		9/30/12		6/30/12		6/30/13		6/30/12
Common Share Dividends
Dividends per share/unit	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750		$0.5500		$0.5500
Dividend Yield at Quarter End	4.31%		4.12%		4.40%		4.59%		4.68%		4.31%		4.68%
Common Dividend Payout Ratios
Diluted FFO Payout	110.0%		64.5%		57.5%		53.1%		51.0%		81.3%		49.1%
Diluted FFO Payout, as adjusted for comparability	53.1%		60.1%		55.0%		51.7%		50.8%		56.3%		51.7%
Diluted AFFO Payout	58.1%		68.7%		147.4%		62.3%		53.8%		62.9%		52.1%
Dividend Coverage - Diluted FFO	0.91	x	1.55	x	1.74	x	1.88	x	1.96	x	1.23	x	2.04	x
Dividend Coverage - Diluted FFO, as adjusted for comparability	1.88	x	1.67	x	1.82	x	1.94	x	1.97	x	1.78	x	1.93	x
Dividend Coverage - Diluted AFFO	1.72	x	1.46	x	0.68	x	1.61	x	1.86	x	1.59	x	1.92	x
Series I Preferred Unit Distributions- 7.5%
Preferred Unit Distributions Per Unit	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Series G Preferred Share Dividends - 8.0% (1)
Preferred Share Dividends Per Share	N/A		N/A		N/A		$0.20000		$0.50000
Series H Preferred Share Dividends - 7.5%
Preferred Share Dividends Per Share	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Series J Preferred Share Dividends - 7.625% (2)
Preferred Share Dividends Per Share	$0.11650		$0.47656		$0.47656		$0.47656		$0.47656
Series K Preferred Share Dividends - 5.6%
Preferred Share Dividends Per Share	$0.70000		$0.70000		$0.70000		$0.70000		$0.70000
Series L Preferred Share Dividends - 7.375% (3)
Preferred Share Dividends Per Share	$0.4609		$0.4609		$0.4609		$0.4609		$0.02

(1)    These shares were redeemed on August 6, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

(2)	These shares were redeemed on April 22, 2013. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

(3)	These shares were issued on June 27, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

Corporate Office Properties Trust
Debt Analysis
(dollars in thousands)

	6/30/2013
	Stated Rate	GAAP Effective Rate
			6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Debt Outstanding
Fixed rate
Secured debt	5.99%	5.88%	$887,595	$931,952	$948,414	$978,461	$1,009,164
Senior Unsecured Notes (1)	3.60%	3.70%	347,121	—	—	—	—
Exchangeable Senior Notes (2)	4.25%	6.05%	558	179,972	230,934	230,000	229,081
Other Unsecured Debt	0.00%	6.50%	1,745	1,766	1,788	1,809	5,106
Total fixed rate debt	5.30%	5.27%	1,237,019	1,113,690	1,181,136	1,210,270	1,243,351
Variable rate
Secured debt	2.44%	2.44%	$38,087	$38,270	$38,475	$38,671	$38,844
Unsecured Revolving Credit Facility (3)	1.92%	1.92%	148,000	—	—	80,000	195,000
Construction Loans	N/A	N/A	—	35,400	29,557	70,374	64,656
Other Unsecured Debt	1.93%	1.93%	670,000	770,000	770,000	770,000	650,000
Total variable rate debt	1.95%	1.95%	$856,087	$843,670	$838,032	$959,045	$948,500
Total debt outstanding			$2,093,106	$1,957,360	$2,019,168	$2,169,315	$2,191,851
Variable Rate Loans Subject to Interest Rate Swaps (4)			$438,087	$438,270	$438,475	$438,671	$438,844
% of Fixed Rate Loans (4)			80%	79%	80%	76%	77%
% of Variable Rate Loans (4)			20%	21%	20%	24%	23%
			100%	100%	100%	100%	100%
Recourse debt			$1,211,324	$1,008,374	$1,063,613	$1,163,079	$1,157,860
Nonrecourse debt			881,782	948,986	955,555	1,006,236	1,033,991
Total debt outstanding			$2,093,106	$1,957,360	$2,019,168	$2,169,315	$2,191,851

(1) On May 6, 2013, we issued a $350.0 million aggregate principal amount of 3.600% Senior Notes due 2023 at an initial offering price of 99.816% of their face value. The notes mature on May 15, 2023.
(2) During the three months ended June 30, 2013, we repurchased a $185.7 million aggregate principal amount of the notes for $198.7 million on which we recognized a loss of $20.6 million, including unamortized loan issuance costs. During the three months ended March 31, 2013, we repurchased a $53.7 million aggregate principal amount of the notes for $56.4 million on which we recognized a loss of $5.3 million, including unamortized loan issuance costs.
(3) As of June 30, 2013, our borrowing capacity under the facility was $800.0 million, of which $650.9 million was available.
(4) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust
Debt Analysis  (continued)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Average Stated Interest Rates
Fixed rate
Secured debt	6.0%	6.0%	6.1%	6.1%	6.0%	6.0%	6.0%
Senior Unsecured Notes	3.6%	N/A	N/A	N/A	N/A	3.6%	N/A
Exchangeable Senior Notes	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%
Other Unsecured Debt	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total fixed rate debt	5.4%	5.7%	5.7%	5.7%	5.7%	5.5%	5.7%
Variable rate
Secured debt	2.5%	2.5%	2.5%	2.6%	2.5%	2.5%	2.5%
Unsecured Revolving Credit Facility	2.1%	2.2%	2.3%	2.3%	2.3%	2.2%	2.3%
Construction Loans	2.5%	2.6%	2.8%	2.8%	2.7%	2.6%	2.8%
Other Unsecured Debt	2.0%	2.2%	2.2%	2.2%	2.2%	2.1%	2.2%
Interest rate swaps (1)	0.6%	0.6%	0.6%	0.6%	0.7%	0.6%	0.8%
Total variable rate debt (1)(2)	2.7%	2.8%	2.9%	2.8%	2.8%	2.7%	2.7%
Total debt outstanding (2)	4.4%	4.4%	4.5%	4.4%	4.3%	4.4%	4.3%
Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
Adjusted EBITDA debt service coverage ratio	3.2x	3.1x	3.0x	3.0x	2.8x	3.2x	2.7x
Adjusted EBITDA fixed charge coverage ratio	2.9x	2.7x	2.6x	2.6x	2.7x	2.8x	2.6x
Debt to Adjusted EBITDA ratio	6.9x	6.9x	7.2x	7.5x	7.6x	7.1x	7.7x

(1) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(2) Includes fees incurred on unused borrowing capacity of Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

June 30, 2013
Secured debt	$925,682
Unsecured debt	1,167,424	0.386
Total debt outstanding	$2,093,106

Unencumbered adjusted book	$3,298,889
Encumbered adjusted book	1,209,276
Total adjusted book	$4,508,165

# of Operating Office Properties
Unencumbered	148
Encumbered	62
Total	210

Square Feet of Office Properties (in thousands)
Unencumbered	13,057
Encumbered	5,980
Total	19,037

Three Months
Ended
June 30, 2013
Unencumbered NOI from real estate operations	$52,921
Encumbered NOI from real estate operations	27,700
Total NOI from real estate operations	$80,621

Unencumbered adjusted EBITDA	$48,441
Encumbered adjusted EBITDA	27,381
Total adjusted EBITDA	$75,822

Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	45.7%	Less than 60%
Secured Debt / Total Assets	18.6%	Less than 40%
Debt Service Coverage	3.2	x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	267.7%	Greater than 150%

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

	Fixed Rate Debt				Variable Rate Debt
	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Revolving Credit Facility		Total Scheduled Payments
July - September	$2,083	$5,679		6.44%	$193	$—		N/A	$—		$7,955
October - December	2,109	—		N/A	203	—		N/A	—		2,312
Total 2013	$4,192	$5,679		6.44%	$396	$—		N/A	$—		$10,267
2014	$6,489	$151,681	(1)		$815	$—			$148,000	(2)	$306,985
2015	5,517	103,575			701	336,176	(3)		—		445,969
2016	4,734	274,605			—	—			—		279,339
2017	1,505	300,610			—	250,000	(4)		—		552,115
Thereafter	7,228	374,195			—	120,000			—		501,423
Total	$29,665	$1,210,345			$1,912	$706,176			$148,000		$2,096,098

									Net discount		(2,992)
									Total Debt		$2,093,106
Interest Rate Hedges at 6/30/13

Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date
$38,087	(5)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019

(1)
We have $70.4 million of fixed debt maturing in 2034 that, if not prepaid in 2014, becomes much more expensive and restrictive. Therefore, the above table reflects the $69.2 million in maturities on this debt in 2014.

(2)
On July 16, 2013, we entered into an amendment to our Revolving Credit Facility that extended the maturity date of the facility from September 2014 to July 2017, with the option for us to extend such maturity by one year, subject to certain conditions.

(3)	Includes $300.0 million pertaining to a term credit agreement that matures in September 2015, with the option for us to extend such maturity by two one-year periods, subject to certain conditions.

(4)	This $250.0 million maturity may be extended by one year at our option, subject to certain conditions.

(5)	The notional amount is scheduled to amortize to $36.2 million.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 6/30/13
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve #5, LLC (1 property)	147	100.0%	$38,152	$19,883	50%
Suburban Maryland:
MOR Forbes 2 LLC	56	90.9%	4,040	—	50%
M Square Associates, LLC (2 properties)	242	94.9%	54,877	38,087	50%
Hunstville, AL:
LW Redstone Company, LLC (1 property)	121	100.0%	24,360	12,100	85%
Total/Average	566	96.9%	$121,429	$70,070
NOI of Operating Properties for Three Months Ended 6/30/13 (2)	$2,831
NOI of Operating Properties for Six Months Ended 6/30/13 (2)	$5,124

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve	1,150	$6,826	$—	50%
Suburban Maryland:
Indian Head Technology Center
Business Park (3)	967	6,447	—	75%
M Square Research Park	510	5,962	—	50%
Huntsville, Alabama:
Redstone Gateway	4,477	82,655	—	85%
Total	7,104	$101,890	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)
During 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture’s land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Net (loss) income	$(4,405)	$15,277	$19,010	$(20,765)	$11,861	$10,872	$22,096
Interest expense on continuing and discontinued operations	23,369	22,371	22,782	23,366	24,975	45,740	50,650
Income tax expense	21	16	54	106	17	37	221
Depreciation of furniture, fixtures and equipment (FF&E)	527	530	610	624	629	1,057	1,247
Real estate-related depreciation and amortization	28,935	28,252	28,560	30,624	31,666	57,187	62,753
Impairment losses	7,195	1,857	2,140	55,829	2,354	9,052	8,941
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	21,470	5,184	6	(970)	171	26,654	171
Gain on sales of operating properties	—	—	8	(16,913)	115	—	(4,023)
Non-operational property sales	(329)	(2,354)	—	—	(33)	(2,683)	(33)
Net gain on investments in unconsolidated entities included in interest and other income	(961)	(60)	(2,992)	(81)	(66)	(1,021)	(516)
Operating property acquisition costs	—	—	—	222	7	—	7
Adjusted EBITDA	$75,822	$71,073	$70,178	$72,042	$71,696	$146,895	$141,514
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	6,583	7,821	7,103	6,378	8,853	14,404	18,422
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,327	1,359	1,205	1,410	1,297	2,686	2,891
Depreciation of FF&E	(527)	(530)	(610)	(624)	(629)	(1,057)	(1,247)
Income from construction contracts and other service operations	(1,413)	(785)	(750)	(873)	(710)	(2,198)	(1,637)
Interest and other income, excluding net gain on investments in unconsolidated entities	(1,045)	(886)	(1,028)	(1,014)	(774)	(1,931)	(1,541)
Equity in (income) loss of unconsolidated entities	(126)	(41)	24	246	187	(167)	276
NOI from real estate operations	$80,621	$78,011	$76,122	$77,565	$79,920	$158,632	$158,678

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Discontinued Operations
Revenues from real estate operations	$5,546	$5,719	$5,585	$6,902	$13,299	$11,265	$28,403
Property operating expenses	(1,246)	(1,547)	(1,605)	(2,225)	(4,607)	(2,793)	(9,966)
Depreciation and amortization	(69)	(89)	(92)	(2,020)	(3,371)	(158)	(6,724)
General, administrative and leasing expenses	—	(1)	—	(1)	(2)	(1)	(2)
Business development expenses and land carry costs	—	—	—	—	(6)	—	(24)
Interest	(67)	(64)	(67)	(127)	(736)	(131)	(1,980)
Gain (loss) on early extinguishment of debt	—	—	—	1,738	(2)	—	(2)
Impairment losses	(7,195)	(1,857)	(186)	(9,733)	(2,354)	(9,052)	(13,777)
Gain on sales of depreciated real estate properties	—	—	(8)	16,913	(103)	—	4,035
Discontinued operations	$(3,031)	$2,161	$3,627	$11,447	$2,118	$(870)	$(37)
GAAP revenues from real estate operations from continuing operations	$119,729	$116,358	$116,979	$114,362	$110,669	$236,087	$220,869
Revenues from discontinued operations	5,546	5,719	5,585	6,902	13,299	11,265	28,403
Real estate revenues	$125,275	$122,077	$122,564	$121,264	$123,968	$247,352	$249,272
GAAP property operating expenses from continuing operations	$43,408	$42,519	$44,837	$41,474	$39,441	$85,927	$80,628
Property operating expenses from discontinued operations	1,246	1,547	1,605	2,225	4,607	2,793	9,966
Real estate property operating expenses	$44,654	$44,066	$46,442	$43,699	$44,048	$88,720	$90,594
Gain on sales of real estate, net, per statements of operations	$329	$2,354	$—	$—	$21	$2,683	$21
Gain on sales of real estate from discontinued operations	—	—	(8)	16,913	(103)	—	4,035
Gain on sales of real estate from continuing and discontinued operations	329	2,354	(8)	16,913	(82)	2,683	4,056
Less: Gain on sales of non-operating properties	(329)	(2,354)	—	—	(33)	(2,683)	(33)
Gain on sales of operating properties	$—	$—	$(8)	$16,913	$(115)	$—	$4,023
Impairment losses, per statements of operations	$—	$—	$1,954	$46,096	$—	$—	$(4,836)
Impairment losses on discontinued operations	7,195	1,857	186	9,733	2,354	9,052	13,777
Total impairment losses	7,195	1,857	2,140	55,829	2,354	9,052	8,941
Less: Impairment losses on previously depreciated operating properties	(7,195)	(1,857)	(247)	(55,829)	(2,354)	(9,052)	(14,187)
Impairment losses (recoveries) on non-operating properties	—	—	1,893	—	—	—	(5,246)
Less: Income tax expense from impairments on non-operating properties	—	—	—	—	—	—	673
Impairment losses (recoveries) on non-operating properties, net of tax	$—	$—	$1,893	$—	$—	$—	$(4,573)

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	6/30/13	6/30/12
Depreciation and amortization associated with real estate operations from continuing operations	$28,866	$28,163	$28,468	$28,604	$28,295	$57,029	$56,029
Depreciation and amortization from discontinued operations	69	89	92	2,020	3,371	158	6,724
Real estate-related depreciation and amortization	$28,935	$28,252	$28,560	$30,624	$31,666	$57,187	$62,753
Interest expense from continuing operations	$23,302	$22,307	$22,715	$23,239	$24,239	$45,609	$48,670
Interest expense from discontinued operations	67	64	67	127	736	131	1,980
Total interest expense	23,369	22,371	22,782	23,366	24,975	45,740	50,650
Less: Amortization of deferred financing costs	(1,443)	(1,528)	(1,547)	(1,527)	(1,597)	(2,971)	(3,169)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	(556)	(628)	(693)	(683)	(682)	(1,184)	(1,345)
Denominator for interest coverage	21,370	20,215	20,542	21,156	22,696	41,585	46,136
Scheduled principal amortization	2,491	2,512	2,590	2,791	3,096	5,003	6,303
Denominator for debt service coverage	23,861	22,727	23,132	23,947	25,792	46,588	52,439
Scheduled principal amortization	(2,491)	(2,512)	(2,590)	(2,791)	(3,096)	(5,003)	(6,303)
Preferred share dividends - redeemable non-convertible	4,885	6,106	6,106	6,546	4,167	10,991	8,192
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$26,420	$26,486	$26,813	$27,867	$27,028	$52,906	$54,658
Preferred share dividends	$4,885	$6,106	$6,106	$6,546	$4,167	$10,991	$8,192
Preferred unit distributions	165	165	165	165	165	330	330
Common share dividends	23,604	23,594	22,255	19,837	19,809	47,198	39,628
Common unit distributions	1,042	1,050	1,119	1,157	1,168	2,092	2,341
Total dividends/distributions	$29,696	$30,915	$29,645	$27,705	$25,309	$60,611	$50,491
Common share dividends	$23,604	$23,594	$22,255	$19,837	$19,809	$47,198	$39,628
Common unit distributions	1,042	1,050	1,119	1,157	1,168	2,092	2,341
Dividends and distributions for payout ratios	$24,646	$24,644	$23,374	$20,994	$20,977	$49,290	$41,969
Total Assets	$3,699,635	$3,685,099	$3,653,759	$3,597,656	$3,715,075	$3,699,635	$3,715,075
Accumulated depreciation	597,783	576,299	555,975	565,724	562,345	597,783	562,345
Accumulated depreciation included in assets held for sale	12,201	12,201	12,201	12,669	34,234	12,201	34,234
Accumulated amort. of real estate intangibles and deferred leasing costs	189,330	184,097	181,834	174,466	177,691	189,330	177,691
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,216	9,208	9,199	9,191	22,787	9,216	22,787
Denominator for debt to adjusted book	$4,508,165	$4,466,904	$4,412,968	$4,359,706	$4,512,132	$4,508,165	$4,512,132

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted Book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of Acquisition Intangibles Included in Net Operating Income
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of

Corporate Office Properties Trust
Definitions

geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Debt to Adjusted EBITDA ratio
Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Adjusted Book
Defined as the carrying value of our debt divided by Adjusted Book.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a

Corporate Office Properties Trust
Definitions

measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend Coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Corporate Office Properties Trust
Definitions

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Real Estate Operating Margin
Defined as real estate revenue divided by NOI from real estate operations.

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Same Office Property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Demand Drivers Categories — Demand opportunity created through:

•	Defense IT — current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

•	Government — existing and future relationship with various agencies of the government of the United States of America. Excludes Government tenancy included in Defense Information IT.

•	Market — projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

•	Research Park — specific research park relationship.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties are underway.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.